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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                January 4, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                         VERSAILLES CAPITAL CORPORATION
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Colorado                 0-22865                84-1044910
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



               1200 17th Street, Suite 1000, Denver, Colorado 80202
            ----------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code



                                 (303) 534-1119
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               Registrant's Telephone Number, Including Area Code



              370 17th Street, Suite 2350, Denver, Colorado 80202
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         Former Name or Former Address, if Changed Since Last Report



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On January 4, 1999, LMU & Company, Inc. purchased 680,520 shares from five persons pursuant to two stock purchase agreements. The transaction was the result of private negotiations between the five selling shareholders and LMU & Company, Inc.

     As a result of the above transaction with LMU & Company, Inc., following are those persons known by the Company to own 5% or more of the Company's voting stock:

Name and Address                    Voting Shares           Voting Shares
----------------                    -------------           -------------

L.  Michael Underwood                680,520 (1)                 53.0%
1200 17th Street, Suite 1000
Denver, Colorado  80202

All Directors and Officers           680,520 (1)                 53.0%
as a Group (1 Person)
_________________

(1) Shares held in the name of LMU & Company, Inc., a corporation owned by Mr. Underwood.

     Effective on the closing of the transaction, the Company's officers and directors were as follows:

             L. Michael Underwood - President, Secretary and Director


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     VERSAILLES CAPITAL CORPORATION



Dated:  January 12, 1999             By: /s/ L. Michael Underwood
                                        L. Michael Underwood, President






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